                                     SCHEDULE 14A
                                    (Rule 14a-101)

                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

Filed by the Registrant                          /X/ Confidential, for Use
Filed by a Party other than the Registrant  / /      of the Commission Only
                                                     (as permitted by
                                                     Rule 14a-6(e)(2))

Check the appropriate box:
/x/  Preliminary Proxy Statement
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           FALL RIVER GAS COMPANY
--------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

                                  N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:
                  N/A
--------------------------------------------------------------------------------


(2)  Aggregate number of securities to which transaction applies:
                  N/A
--------------------------------------------------------------------------------


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
                  N/A
--------------------------------------------------------------------------------


(4)  Proposed maximum aggregate value of transaction:
                  N/A
--------------------------------------------------------------------------------


(5)  Total fee paid:
                  $125
--------------------------------------------------------------------------------


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:
                  N/A
--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:
                  N/A
--------------------------------------------------------------------------------

(3)  Filing Party:
                  N/A
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(4)  Date Filed:
                  N/A
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
                             FALL RIVER GAS COMPANY

                             155 NORTH MAIN STREET
                              POST OFFICE BOX 911
                      FALL RIVER, MASSACHUSETTS 02722-0911

                        NOTICE OF THE ANNUAL MEETING OF
             STOCKHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 10, 1998

                                            Fall River, Massachusetts
                                            December 19, 1997

To the Common Stockholders of
  FALL RIVER GAS COMPANY:

    Notice is hereby given that the Annual Meeting of Stockholders of Fall River Gas Company will be held at the office of the Company, 155 North Main Street, Fall River, Massachusetts, on Tuesday, February 10, 1998, at 10:30 A.M., local time, for the following purposes:

    (1) To consider and act upon a proposal to fix the number of Directors at nine (9) and to elect three (3) Class A Directors.

    (2) To designate auditors for the 1998 fiscal year.

    (3) To consider and act upon a proposal to amend the Charter, Agreement of Association and Articles of Organization by increasing the authorized Common Stock, $0.83 1/3 par value, of the Company from 2,201,334 to 2,951,334 shares.

    (4) To transact such other business as may properly come before the meeting.

    The stock transfer books will not be closed, but only holders of record at the close of business on December 12, 1997 (the "Record Date") will be entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          ROBERT J. POLLOCK, Clerk

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING AND VOTE YOUR SHARES. IN THE EVENT THAT YOU CANNOT ATTEND, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. A STOCKHOLDER WHO EXECUTES AND RETURNS A PROXY IN THE ACCOMPANYING FORM HAS THE POWER TO REVOKE SUCH PROXY AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                             FALL RIVER GAS COMPANY
                                PROXY STATEMENT

                                                               December 19, 1997

    BY WHOM PROXY SOLICITED AND SOLICITATION EXPENSES. The accompanying proxy is solicited by the Board of Directors of Fall River Gas Company (the "Company") for use at the Annual Meeting of Stockholders to be held at the office of the Company, 155 North Main Street, Fall River, Massachusetts, on Tuesday, February 10, 1998. Proxies in the accompanying form, properly executed and received prior to the meeting and not revoked, will be voted. The expense of soliciting proxies will be borne by the Company.

    The approximate date upon which this proxy statement and the accompanying proxy will first be mailed to stockholders is December 19, 1997. In addition to solicitation by mail, some solicitation may be made by employees or agents of the Company by telephone or personal interview.

    The Company mails herewith to all stockholders entitled to vote a copy of its Annual Report for the fiscal year ended September 30, 1997, which contains detailed financial information concerning the Company. Upon the written request of any stockholder, the Company will mail, without charge, a copy of the Company's Annual Report on Form 10-K, as discussed further on page 13.

    RIGHT TO REVOKE PROXY. Any stockholder giving the proxy enclosed with this statement has the power to revoke the proxy at any time prior to the exercise thereof. Such revocation may be by writing (which may include a later dated proxy) received by the Clerk, Fall River Gas Company, 155 North Main Street, Post Office Box 911, Fall River, Massachusetts 02722-0911, received no later than February 9, 1998, if by mail, or prior to the exercise of the proxy if delivered by hand. Revocation may also be effected orally at the meeting prior to the exercise of the proxy.

    PROPOSALS OF STOCKHOLDERS. Stockholders' proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Office of the Clerk, Fall River Gas Company, 155 North Main Street, Post Office Box 911, Fall River, Massachusetts 02722-0911 by August 21, 1998.

    VOTING SECURITIES OUTSTANDING. There were 2,183,794 shares of common stock outstanding and entitled to vote on December 12, 1997 (the "Record Date"). Each share of common stock is entitled to one vote. Only stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

    Abstentions and broker non-votes are each included in calculating the number of shares present and voting for purposes of determining quorum requirements. However, each is tabulated separately. Abstentions are counted in tabulating the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    As of September 30, 1997, all directors and executive officers of the Company, 13 persons as a group, beneficially owned 293,003 or 16.3% of the outstanding common stock of the Company. No person or group owns of record or is known by the Company to own beneficially more than 5% of the Company's outstanding common stock, other than as set forth in the following table.*

                                                                                       SHARES OF COMMON
                                                                                      STOCK BENEFICIALLY     PERCENT
NAME AND ADDRESS OF                                                                      OWNED AS OF           OF
BENEFICIAL OWNER                                                                      SEPTEMBER 30, 1997      CLASS
-----------------------------------------------------------------------------------  --------------------  -----------
Ronald J. Ferris...................................................................     145,059 Shares (1)        8.1%
75 GAR Highway
Swansea, Massachusetts

Barbara N. Jarabek.................................................................     295,710 Shares (2)       16.5%
103 South Washington Drive
Sarasota, Florida

------------------------

(1) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

(2) Consists of shares held in two trusts for which Barbara N. Jarabek is trustee, and with respect to which Mrs. Jarabek possesses sole power to vote and sole investment power.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

    The By-laws of the Company provide that the number of Directors shall be fixed at the Annual Meeting of Stockholders each year at a number not less than three nor more than nine. The Board of Directors proposes that the number of Directors for the ensuing year be set at nine. The Articles of Organization of the Company provide that the Board of Directors be divided into three classes, with staggered three-year terms, so that the term of office of one class expires each year.

    The Board of Directors is divided into three separate classes, currently consisting of three Class A Directors, three Class B Directors and three Class C Directors, the terms of which expire as set forth in the table below. Except as noted, Directors serving in each class have been elected in prior years by the stockholders to serve until the election and qualification of their respective successors in office. At each

------------------------

* As used in this Proxy Statement, "beneficial ownership" means direct or indirect, sole or shared power to vote, or to direct the voting of, and/or investment power to dispose of, or to direct the disposition of, shares of the common stock of the Company. Except as indicated in the footnotes to the tables appearing on this page and on pages 3 and 4, the listed beneficial owners held direct and sole voting and investment power with respect to the stated shares.

annual meeting of stockholders, the stockholders of the Company have the right to elect the appropriate number of persons to serve for a three-year period as Directors of the class whose terms then expire, the right to increase the number of Directors (not to exceed nine) and the right to elect Directors to fill the new directorships created by any such increase. Any directorship which may become vacant by reason of death, resignation or otherwise than by expiration of term may be filled by the Board of Directors, as provided in the By-laws.

    The term of the Class A Directors is scheduled to expire at the 1998 Annual Meeting of Stockholders and the Board has set at three the number of Class A Directors to be elected at this meeting. The Board has nominated for election the three incumbents in such class: Thomas K. Barry, Thomas H. Bilodeau and Gilbert C. Oliveira, Jr. It is the intention of the persons named below as proxies, in the absence of contrary specification, to vote FOR the election of each of the foregoing persons to serve as director until the election and qualification of his successor. In the event of any vacancy in the foregoing list of nominees prior to the Annual Meeting of Stockholders (which the Board of Directors does not anticipate), the persons named as the proxies will vote for such person or persons acceptable to the Board of Directors.

    The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting. Each of the individuals in the following table has furnished the information opposite his or her name.

                                                                                           SHARES OF
                                                                                          COMMON STOCK
                                                                                          BENEFICIALLY
                                                                                          OWNED AS OF
                                                                                         SEPTEMBER 30,      PERCENT
NAME                                                                                          1997         OF CLASS
--------------------------------------------------------------------------------------  ----------------  -----------
NOMINEES FOR ELECTION AS CLASS A DIRECTORS FOR A TERM OF THREE YEARS
  EXPIRING AT THE 2001 ANNUAL MEETING:

Thomas K. Barry, 52, President and Chief Executive Officer of Corning Natural Gas
  Corporation since 1984. A Director since 1992. Member of the Audit Committee.
  Director also of Corning Natural Gas Corporation.                                             1,200              *

Thomas H. Bilodeau, 55, Vice President--Finance, Medical & Environmental Coolers, Inc.
  since 1990; formerly, Partner, R. A. Kingrey Co., 1988-1990. A Director since 1987.
  Member of the Pension Committee. Director also of Corning Natural Gas Corporation.            9,006(1)           *

Gilbert C. Oliveira, Jr., 41, Vice President, Gilbert C. Oliveira Insurance Agency,
  and President, G. Curt Oliveira Insurance Agency since 1988. A Director since 1992.
  Member of the Pension and Compensation Committees. Brother-in-law of Cindy L. J.
  Audette, a Director of the Company.                                                          12,539(2)           *

CLASS B DIRECTORS WHOSE TERMS EXPIRE AT THE 1999 ANNUAL MEETING:

Bradford J. Faxon, 59, President of the Company since 1986. Chair of the Board of
  Directors and of the Pension Committee; member of the Audit and Executive
  Committees. A Director since 1978. Formerly, Executive Vice-President and
  Vice-President of Commercial and Industrial Sales. Son of

                                                                                           SHARES OF
                                                                                          COMMON STOCK
                                                                                          BENEFICIALLY
                                                                                          OWNED AS OF
                                                                                         SEPTEMBER 30,      PERCENT
NAME                                                                                          1997         OF CLASS
--------------------------------------------------------------------------------------  ----------------  -----------
  Raymond H. Faxon, a Director of the Company. Director also of Corning Natural Gas
  Corporation.                                                                                 40,306(3)         2.1%

Raymond H. Faxon, 90, Financial Consultant since before 1988. A Director since 1955.
  Vice Chair of the Board, Chair of the Executive Committee and member of the Pension
  Committee. Father of Bradford J. Faxon, President and a Director of the Company.             57,370(4)         3.2%

Ronald J. Ferris, 55, President of Venus de Milo, Inc., Interstate Motel Corp. and
  Ferris Realty since before 1988. A Director since 1984. Member of the Pension and
  Compensation Committees.                                                                    145,059(5)         8.1%

CLASS C DIRECTORS WHOSE TERMS EXPIRE AT THE 2000 ANNUAL MEETING:

Cindy L. J. Audette, 35, Director and Vice President, Jack Realty, Inc.; formerly,
  Loan Officer, Bank of Boston, Real Estate Division, 1986-1990. A Director since
  1992. Chair of the Compensation Committee and member of the Audit and Executive
  Committees. Sister-in-law of Gilbert C. Oliveira, Jr., a Director of the Company.            13,190(6)           *

Jack R. McCormick, 73, Financial Consultant to the Company. Previously served as
  President of the Company, 1973-1986. A Director since 1974. Chair of the Audit
  Committee and member of the Compensation Committee. Director also of Corning Natural
  Gas Corporation.                                                                              4,754(7)           *

Donald R. Patnode, 69, Retired. Formerly, Business Consultant; President of Industrial
  Filters & Equipment Corporation 1989-1994; President of North East Water Service,
  1957-1989. A Director since 1984. Member of the Audit and Executive Committees.
  Director also of Corning Natural Gas Corporation.                                             1,750              *

------------------------

*   Less than one percent.

(1) Includes 7,746 shares held in trust for Thomas H. Bilodeau's children.

(2) Comprised of 12,539 shares held by Mr. Oliveira's spouse as custodian for a minor child of Mr. Oliveira.

(3) Includes 4,952 shares held as custodian for Bradford J. Faxon's children.

(4) Comprised of 57,370 shares held in trust, for which Raymond H. Faxon is a trustee.

(5) Includes 5,852 shares owned jointly with Dale Ferris, 4,000 shares owned jointly with children of Mr. Ferris, 36,990 shares owned by Lee's River Realty, Inc., 3,926 shares held in trusts for the children of Mr. Ferris, and 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust for which Mr. Ferris is a co-trustee. Mr. Ferris has shared voting and investment power with respect to all shares beneficially owned by him except for 40,697 shares owned directly and of record by him, with respect to which he has sole voting and investment power. Mr. Ferris disclaims beneficial ownership with respect to the 3,926 shares held in trust for his children and the 53,594 shares owned by the Swansea Lounge, Inc. Pension Trust.

(6) Includes 660 shares held jointly with spouse (with shared voting and investment power).

(7) Includes 1,100 shares held jointly with spouse (with shared voting and investment power).

    The Board of Directors has a standing Audit Committee, consisting of Mr. J. McCormick, as Chair, and Ms. C. Audette and Messrs. T. Barry, B. Faxon and D. Patnode, which recommends the selection of independent auditors and reviews the plan and results of the independent audit. The Audit Committee held one meeting during the fiscal year ended September 30, 1997. The Board of Directors also has a standing Compensation Committee consisting of Ms. Audette, as Chair, and Messrs. R. Ferris, J. McCormick and G. Oliveira, to consider and recommend to the Board of Directors the amount and terms of compensation paid to the officers of the Company. The Compensation Committee met one time during the fiscal year ended September 30, 1997. The Board of Directors does not have a standing nominating committee, nor a committee performing similar functions. The Board of Directors met five times during fiscal year 1997. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and committees on which he or she served during the fiscal year.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of the Company's stock, to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the "Commission") and any national securities exchange on which the Company's securities are registered. Executive officers, Directors and greater than ten percent (10%) beneficial owners are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten percent (10%) beneficial owners were complied with for Fiscal 1997.

                             EXECUTIVE COMPENSATION

    COMPENSATION OF EXECUTIVE OFFICERS. The following table contains the compensation paid or accrued by the Company and its subsidiary during the three consecutive fiscal years ended September 30, 1997 to the Company's Chief Executive Officer and to each executive officer whose total annual salary and bonus exceeded $100,000. Although only principal capacities are listed, the compensation figures include all compensation received in any capacity, including directorships, for services rendered during the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE
                             ANNUAL COMPENSATION(1)

NAME AND                                                                                                        ALL OTHER
PRINCIPAL POSITION                                                      YEAR     SALARY(2)       BONUS       COMPENSATION(3)
--------------------------------------------------------------------  ---------  ----------     ------      -----------------
Bradford J. Faxon...................................................       1997  $  224,783            0        $   4,200
President                                                                  1996     215,509            0            3,600
                                                                           1995     186,762            0            3,600

Peter H. Thanas.....................................................       1997  $  153,252            0        $   1,200
Senior Vice President                                                      1996     148,146            0            1,000
and Treasurer                                                              1995     131,170            0            1,000

------------------------

(1) The Company did not pay any long-term compensation to its Chief Executive Officer or to its other executive officers during the fiscal years ended September 30, 1997, 1996 and 1995.

(2) The amounts in this column represent the aggregate of cash compensation received and compensation deferred by the named executive officers, as well as matching contributions made by the Company on behalf of the named executive officers to the Company's 401(k) savings plan (the "Savings Plan").

(3) Consists of director's fees paid to the named executive officers by the Company and its subsidiary.

    COMPENSATION PURSUANT TO PLANS. The Company maintains two defined benefit pension plans, one for union employees and one for non-union employees, including executive officers. The following table shows the annual benefits payable under the pension plan for non-union employees (the "Pension Plan") upon the age of 65 to eligible employees in various base salary groups and with various periods of service. The annual benefits formula is based on the number of years of service and the employee's average base salary for the four consecutive years yielding the highest such average, subject, however, to the $160,000 per year statutory maximum. Although service may be credited beyond the normal retirement age (I.E., 65), benefits received under the Pension Plan are computed on the basis of earnings received at age 65.

                               PENSION PLAN TABLE

                                                   30 YEARS
REMUNERATION   15 YEARS   20 YEARS   25 YEARS   AND THEREAFTER
-------------  ---------  ---------  ---------  --------------
 $   110,000   $  33,000  $  44,000  $  55,000    $   66,000
     125,000      37,500     50,000     62,500        75,000
     140,000      42,000     56,000     70,000        84,000
     155,000      46,500     62,000     77,500        93,000
     170,000      48,000     64,000     80,000        96,000
     185,000      48,000     64,000     80,000        96,000
     200,000      48,000     64,000     80,000        96,000

    Messrs. B. Faxon and P. Thanas, the individuals named in the preceding Summary Compensation Table, have 34 years and 20 years, respectively, of credited service under the Pension Plan. The compensation covered by the Pension Plan is that shown in the Summary Compensation Table, excepting any bonus amounts.

    Additionally, the Company has entered into agreements with each of Messrs.
B. Faxon and P. Thanas (collectively, the "Supplemental Benefits Agreements"), which provide that the officer covered thereby and retiring after the age of 60 is entitled to receive monthly payments equal to thirty-five percent (35%) of the officer's monthly salary at retirement for either life or 180 months, whichever is longer. Retirement benefits otherwise available upon retirement at age 60 under the Supplemental Benefits Agreements are reduced cumulatively by four percent (4%) for each year prior to age 60 in which the covered officer retires; provided, however, that an officer covered under a Supplemental Benefits Agreement receives no retirement benefits thereunder in the event that such officer retires before age 55. The Supplemental Benefits Agreements further provide that in the event that an officer covered by such an agreement dies prior to retirement, such officer's designated beneficiary is entitled to receive monthly payments equal to fifty percent (50%) of the officer's monthly salary at death for 180 months. Benefits payable under the Supplemental Benefits Agreements increase by four percent (4%) annually.

    Eligibility to enter into a Supplemental Benefits Agreement, or equivalent thereof, is based upon employee performance, service and value to the Company; such eligibility is determined on an individual basis by the Board of Directors. Currently, Messrs. B. Faxon and P. Thanas are the only officers of the Company covered by Supplemental Benefits Agreements, and no payments have been made to date under such agreements. The Supplemental Benefits Agreements are in addition to the amounts shown in the Summary Compensation Table and are not subject to limitation.

    The Company maintains a deferred compensation plan which is available to all officers. Eligible officers may elect to defer receiving any portion of their salary until the termination of their employment with the Company. Interest accrues on amounts deferred at a rate fixed by the Board of Directors; currently, such rate is the (variable) prime rate of a Boston bank. Upon termination of employment, participants receive amounts accrued under the plan. The participants may elect to receive amounts over a period of not less than one year nor longer than their contribution period. The amounts deferred by Messrs.
B. Faxon and P. Thanas in fiscal year 1997 are included in the compensation figures in the table on page 6.

    The Company has established the Fall River Gas Company 401(k) Savings Plan (the "Savings Plan"). All full-time, salaried and non-union hourly employees of the Company who have completed one year of service may participate in the Savings Plan as of the following January 1 or July 1. Under the Savings Plan, participants may contribute up to 12% of their compensation. The Company will match 100% of the participant's contributions up to a total of 4% of the participant's compensation. Company matching contributions become fully vested to the participants after five years of service. Participants may select one of four investment plans for their account or a combination thereof. Distribution of amounts accumulated under the Savings Plan occurs upon the termination of employment or the death of the participant. The Savings Plan also contains loan and hardship withdrawal provisions. During the fiscal year ended September 30, 1997, no amounts were distributed to executive officers under the Savings Plan. The amounts accrued under the Savings Plan by Messrs. B. Faxon and P. Thanas in fiscal 1997 are included in the compensation figures in the table on page 6.

    EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS. Effective September 30, 1991, the Company entered into employment contracts with its President and Chief Executive Officer, Mr. Bradford J. Faxon and with its Senior Vice President, Treasurer and Chief Financial Officer, Mr. Peter H. Thanas. Under the terms of such employment contracts, Mr. Faxon is compensated for his duties as an officer and director and Mr. Thanas is compensated for his duties as an officer with respective salaries in amounts determined from time to time by the Board of Directors. The term of each employment contract was initially five years, unless earlier terminated by an act of either the Company or the respective officer. Beginning in September 1993 and annually thereafter, the remaining term of each employment contract is automatically extended for an additional one-year period. The employment contracts further provide that upon any change in control of the Company leading to the termination of the subject officer's employment with the Company, the Company shall pay such officer three times the officer's then present annual salary, or such lesser amount in order to avoid certain adverse tax consequences under the Internal Revenue Code.

    COMPENSATION OF DIRECTORS. The current annual director's compensation is $5,500. In addition, Directors are paid $400 for each Board of Directors' meeting attended, and $300 for each Audit, Compensation or Pension Committee meeting attended. Furthermore, those Directors who are members of the Executive Committee are paid $2,000 annually for their services on the committee, and those Directors who are members of the Audit, Compensation and Pension Committees are paid an additional $500 annually for their services on those committees. In addition to the aforementioned compensation, the chairs of the Audit, Executive, Compensation and Pension Committees receive annual payments of $1,000, $2,500, $500 and $500, respectively.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Directors Audette, Ferris, McCormick and Oliveira served on the Company's Compensation Committee during the Company's last fiscal year. Ms. Audette is the daughter of Mrs. Barbara N. Jarabek, who beneficially owns 16.5% of the voting securities of the Company; Mr. Oliveira is the son-in-law of Mrs. Jarabek. Mr. Ferris beneficially owns 8.1% of the voting securities of the Company. Mr. McCormick is a former executive officer of the Company.

    Director B. Faxon, the president and an executive officer and director of the Company, is a member of the Compensation Committee of Corning Natural Gas Corporation's Board of Directors. Thomas Barry, the president of Corning Natural Gas Corporation, is a director of the Company.

    REPORT OF THE DIRECTOR AND EXECUTIVE COMPENSATION COMMITTEE. The Director and Executive Compensation Committee of the Company's Board of Directors has furnished the following report concerning executive compensation:

    The compensation of executive officers of the Company is formally reviewed and established annually by the Compensation Committee of the Board of Directors, subject to approval by the Board. The Company does not have in effect any separately existing incentive plan for executive compensation. In its annual review and in setting compensation for executives, the Compensation Committee considered and gave weight to financial and operating results, earnings levels and return on common equity, development and implementation of short term and long term planning objectives, achievement of cost containment in the Company's operations, the state of relations between the Company and its customers, regulatory authorities and the public generally and the degree of achievement of personal and management goals established from time to time.

    The Compensation Committee, using information provided by independent sources, publicly available information concerning other public utilities similar in size to the Company and information from industry organizations, reviewed earnings levels and return on common equity realized by the Company on a comparative basis with other similar companies. The Compensation Committee also reviewed information concerning executive compensation paid by other gas distribution companies in Massachusetts and the New England area.

    The Company adopted some years ago, and the Compensation Committee reviews periodically, with the assistance of Company personnel and outside consultants as necessary, salary ranges for each executive officer of the Company. In determining salary ranges for each executive officer, reference is made in part to information concerning salaries paid by other regional utility companies and to such executive officer's comparative responsibilities. The Compensation Committee established what it believed to be an appropriate compensation level for each executive within the salary range by reference to an assessment of each executive's job performance and the factors set forth above. In setting executive compensation for the past year, the Compensation Committee gave greater weight to salaries of executive officers of comparable public utility companies and other gas distribution companies in Massachusetts and the New England region, as well as the degree of achievement by the executive officers of personal and management goals.

       THE DIRECTOR AND EXECUTIVE COMPENSATION COMMITTEE
       Cindy L. J. Audette, Chair
       Ronald J. Ferris
       Jack R. McCormick
       Gilbert C. Oliveira, Jr.

    PERFORMANCE GRAPH. The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested on September 30, 1992 in each of (i) the Company's common stock, (ii) the NASDAQ Stock Market--U.S. Index, and (iii) a peer group consisting of 15 companies within the Company's Standard Industrial Classification Code (SIC), the "Peer Group".

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG FALL RIVER GAS COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              FALL RIVER                        NASDAQ STOCK

                GAS COMPANY       PEER GROUP      MARKET (U.S.)
9/92                  $ 100            $ 100              $ 100
9/93                    114              122                131
9/94                    160              110                132
9/95                    157              116                182
9/96                    125              135                216
9/97                     99              156                297

*   $100 INVESTED ON 9/30/92 IN STOCK OR INDEX -
    INCLUDING REINVESTMENT OF DIVIDENDS.
    FISCAL YEAR ENDING SEPTEMBER 30.

                             SELECTION OF AUDITORS
                                (PROPOSAL NO. 2)

    It is recommended that Arthur Andersen LLP, Certified Public Accountants, of Boston, Massachusetts, be designated as auditors for the Company for the fiscal year ending September 30, 1998. Arthur Andersen LLP has no direct or indirect financial interest in the Company or any of its subsidiaries and has never had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Arthur Andersen LLP, which has served as principal accountant for the Company for the past fiscal year, is expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions.

             CHARTER AMENDMENT TO INCREASE AUTHORIZED COMMON STOCK
                                (PROPOSAL NO. 3)

    The Company proposes an amendment to the Charter, Agreement of Association and Articles of Organization of the Company (the "Charter") to increase the authorized Common Stock, $0.83 1/3 par value, of the Company by 750,000 shares. The Company's Charter, as amended to date, authorizes the issuance of 2,201,334 shares of Common Stock, of which 2,183,794 shares are presently issued and outstanding. Shares of the Company's Common Stock have no preemptive rights. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock now outstanding. Such increase in the Company's authorized Common Stock is proposed to provide 750,000 additional shares to be held for issuance and sale in the future, as set forth in the following resolution which will be submitted for shareholder approval at the Annual Meeting.

Resolved:    That the Charter, Agreement of Association and Articles of
             Organization of Fall River Gas Company (the "Company") be, and the same hereby are, amended to increase the authorized capital stock of the Company by creating an additional 750,000 shares of the Company's Common Stock, $0.83 1/3 par value, thereby increasing the number of authorized shares of said Common Stock from 2,201,334 to 2,951,334, such shares to be issued as authorized by the Board of Directors for proper corporate purposes, subject to the requisite approval of the Massachusetts Department of Public Utilities.

    220,208 of such shares would be allocated to the Company's Shareowner Dividend Reinvestment and Stock Purchase Plan (the "DRP"). Such allocation is necessary to allow for the continued operation of the DRP. This is because such 220,208 shares had been allocated from the DRP to allow for the Company's just completed underwritten public offering to be more efficient and expeditious. The Company has no immediate plans for issuance of the remaining proposed new shares.

    Authorization at the Annual Meeting of the additional shares to be issued in the future would avoid the time and expense of a special shareholders' meeting which otherwise would be necessary. The issuance and sale of all 750,000 shares would not be subject to further shareholder action, but would be subject to approval by the Massachusetts Department of Public Utilities. An affirmative vote of a majority of the outstanding shares of the Company's Common Stock is required for approval of this proposal. There are no rights of appraisal or similar rights of dissenters with respect to this proposal.

                                 OTHER MATTERS

    Except for the matters set forth above, the Board of Directors knows of no other matters which may be presented to the Annual Meeting of Stockholders, but if any other matters properly come before such meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxies in accordance with their judgment.

    PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY.

                                          By Order of the Board of Directors,

                                          Robert J. Pollock, Clerk

    All holders of common stock of the Company may obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission. The report will be furnished upon request made in writing to:

               Bradford J. Faxon, President
               Fall River Gas Company
               155 North Main Street
               Post Office Box 911
               Fall River, Massachusetts 02722-0911